Exhibit 99.1

HIMALAYA TECHNOLOGIES PARTNERS WITH RENOVI! TO TARGET MEDICAL TOURISM MARKET IN CARIBBEAN; ADDS CEO TO ADVISORY BOARD

Pittsburgh, PA, March 11, 2024 – Himalaya Technologies, Inc. (OTC: HMLA) is pleased to announce it has partnered with Renovi Recovery SRL (“Renovi!”), a real estate development Company based in Santo Domingo, Dominican Republic (“DR”), to finance the development of a medical tourism resort in the #1 tourist destination in the Caribbean, the Dominican Republic. Additionally, the Company has appointed Renovi!’s CEO, David Burns, Ph.D., to its Advisory Board to guide its entry into this multi-billion dollar market, assist on mergers and acquisitions including a potential combination of Renovi! with Himalaya, and provide management consulting.

Medical Tourism Market and Renovi! Overview

Market Research Future® estimates the medical tourism market at over USD $23.0 billion in 2023, growing to USD $121.8 billion by 2032, with a compound annual growth rate (“CAGR”) of 21%+. The availability of the newest medical technologies and the cheaper cost of treatment in emerging nations are key market drivers enhancing market growth. Renovi! is positioned to capture a key segment of this market by targeting U.S. patients aged 50 and older who suffer from chronic illness and have an urgent need for medical rehabilitation and recovery. Like other outpatient rehabilitation options, Renovi! provides physical therapy, behavior and lifestyle change, nutrition and weight loss, therapy and non-pharma multi-mode pain management.

The problem with traditional outpatient rehabilitation is that patients live at home during treatment, often in the same unhealthy living conditions that contributed to illness in the first place - poor diet, lack of exercise, insomnia, noise, stress, loneliness, pollution, etc. These unhealthy living conditions reduce treatment effectiveness and interfere with recovery. Renovi! reinvents traditional outpatient rehabilitation by offering patients a “recovery vacation” at an upscale, beachfront medical resort with healthy diet, exercise, community and exceptional medical care. This holistic approach accelerates recovery, improves quality of life and reduces the likelihood of recurrence. Renovi! differentiates itself from competitors by combining outpatient rehabilitation with healthy living in an upscale, beachfront medical resort . And, due to low labor costs in the DR, patients save 40% on outpatient rehabilitation costs compared to the U.S.

The Dominican Republic is uniquely positioned as a medical tourism destination because of its low costs, proximity to the U.S., a well-established tourism infrastructure, and tax incentives for tourism investments. The target market consists of 70MM+ U.S. consumers who suffer from chronic illness including heart attack, stroke, diabetes, cancer and chronic pain, as well as consumers who are at risk of chronic illness. These consumers urgently need recovery and prevention, and, for many, recovery and healthy living are quite literally a matter of life and death.

Renovi!’s facility will comprise 210,000 square feet of construction including a 180-room medical resort, a 10,000 square foot clinic, restaurant, pool, gym, salon, spa, chapel, social area and pharmacy located on 15 acres of beachfront property. The company estimates construction costs of USD $30 million and a total project cost of USD $54 million, of which a substantial portion will be repaid by construction loans and upscale condominium presales. Real estate investors will make their units available for rent on an extended-stay basis through the company’s in-house reservation and property management service. Sources of revenue will include condominium sales, medical rehabilitation services, rental and all-inclusive fees, maintenance fees and incidental revenues from added-value services such as the spa, salon, pharmacy, and tours and excursions.

Marketing and sales efforts will support condominium sales, recruit referral and alliance partners, and sell patients suffering from chronic illness on the benefits of a beachfront-resort “recovery vacation”. The company is in the process of acquiring land under an exclusive purchase option from a private owner to be followed by funding of its master plan, permits, design, and infrastructure launch. The Company has formed a SPV in the U.S. to facilitate financing and has a stated goal of selling the resort in the future to pave the way for additional similar projects.

Further information on Renovi!’s plan is available at the following link:

https://drive.google.com/file/d/1GRMC_ap5o69jd7FAIqIP5OwsFg8a4XLz/view?usp=sharing

New Advisory Board Member – David Burns, Ph.D.

As part of its move into the medical tourism market, Himalaya has appointed Renovi!’s Founder and CEO, David Burns, Ph.D., to its Advisory Board to spearhead growth of the initial project and potential additional similar resorts in the Caribbean, Latin America, and/or other countries. Dr. Burns brings 25+ years’ experience in senior leadership roles in consulting, B2B software, real estate, international logistics, and supply chain management. As co-founder of three B2B software startups, Dr. Burns brings a track record of success managing and launching world-class products and accelerating revenue growth. In his latest B2B software venture, he and his colleagues grew the Company from $0 to $50 million in annual revenue. Dr. Burns played a key product management and business development role in achieving this goal, with responsibility for products serving 20,000 customers in 20 countries and generating 40% of the Company’s revenue. He completed his B.S. in Mathematics and Economics and earned his Ph.D. in Applied Statistics at the University of Maryland College Park. Dr. Burns resides in New York and in Santo Domingo, Dominican Republic and his Linked Profile is available @ https://www.linkedin.com/in/david-burns-b777371/.

Management Commentary

Said David Burns, Ph.D., Renovi! CEO: “I am passionate about health and wellness and particularly excited to meet the need of patients suffering from chronic illness to recover faster and enhance their quality of life. The importance of exceptional medical care in treating these patients is obvious. However, what’s equally important and often overlooked is the need for a comprehensive, healthy living ecosystem, including healthy diet, exercise and community. Renovi! offers a unique solution to this important need. I am thrilled to work with Himalaya on this project and look forward to telling Renovi!’s story in detail to the investment community.”

Said Vik Grover, CEO: “Medical tourism is a vast and rapidly growing market, with secular growth driven by the potential for significant savings on healthcare costs coupled and the expected doubling of the world’s population over the age of 60 during the next decade. We love Dr. Burns’ vision for this medical resort in the top destination of the Caribbean and will work with him and his team to identify institutional funding for the project, a process which commenced two weeks ago. Meanwhile, we will explore using HMLA as a go public vehicle and offering our EVEREST crypto token to finance Renovi! as it moves towards breaking ground this summer.”

About Himalaya Technologies, Inc.:

Himalaya Technologies, Inc. (https://www.himalayatechnologies.com/) is a publicly traded entity (OTC: HMLA) focusing on minority and majority investments in health and wellness businesses seeking access to growth capital. The Company’s Everest Networks, Inc. subsidiary is developing social sites at multiple domains and its K2 Leisure, LLC unit is developing fashion merchandise for various demographics. Additionally, the Company is developing a healthy energy drink under the “FOMO” brand and an ERC20 based crypto token called “The EVEREST Token” (https://www.theeveresttoken.com/). Himalaya is an affiliate of FOMO WORLDWIDE, INC. (OTC: FOMC changing to IGOT on 03/21/2024; https://www.fomoworldwide.com/).

Forward Looking Statements:

Statements in this press release about our future expectations, including without limitation, the likelihood that Himalaya Technologies, Inc. will be able to meet minimum sales expectations, be successful and profitable in the market, bring significant value to Himalaya’s stockholders, and leverage capital markets to execute its growth strategy, constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and as that term is defined in the Private Litigation Reform Act of 1995. Such forward-looking statements involve risks and uncertainties and are subject to change at any time, and our actual results could differ materially from expected results. The Company undertakes no obligation to update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this statement or to reflect the occurrence of unanticipated events, except as required by law. Himalaya’s business strategy described in this press release is subject to innumerable risks, most significantly, whether the Company is successful in securing adequate financing. No information in this press release should be construed in any form shape or manner as an indication of the Company’s future revenues, financial condition, or stock price, nor is it a solicitation for investment.

Himalaya Contact

Investor Relations

(630) 708-0750

info@himalayatechnologies.com

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